INTERGRAPH CORPORATION AND SUBSIDIARIES

            EXHIBIT 21 ---- SUBSIDIARIES OF REGISTRANT

                                                                   Percentage
                                                  State or Other   of Voting
                                                  Jurisdiction     Securities
Name                                             of Incorporation    Owned
----------------------------------------------  -----------------  ----------

Intergraph Asia Pacific, Inc.                       Delaware         100
Intergraph European Manufacturing, L.L.C.           Delaware         100
Intergraph (Italia), L.L.C.                         Delaware         100
Intergraph (Middle East), L.L.C.                    Delaware         100
Intergraph Public Safety, Inc.                      Delaware         100
Z/I Imaging Corporation                             Delaware          60
Intergraph Benelux B.V.                             The Netherlands  100
Intergraph Danmark A/S                              Denmark          100
Intergraph CR spol. s r.o.                          Czech Republic   100
Intergraph (Deutschland) GmbH                       Germany          100
Intergraph Espana, S.A.                             Spain            100
Intergraph Europe (Polska) Sp. z o.o.               Poland           100
Intergraph Finland Oy                               Finland          100
Intergraph (France) SA                              France           100
Intergraph GmbH (Osterreich)                        Austria          100
Intergraph (Hellas) S.A.                            Greece           100
Intergraph Norge A/S                                Norway           100
Intergraph (Portugal) Sistemas de
  Computacao Grafica, S.A.                          Portugal         100
Intergraph (Sverige) AB                             Sweden           100
Intergraph (Switzerland) A.G.                       Switzerland      100
Intergraph (UK), Ltd.                               United Kingdon   100
Intergraph Public Safety Belgium S.A.               Belgium          100
Intergraph Public Safety Deutschland, GmbH          Germany          100
Public Safety France, SA                            France           100
Intergraph Public Safety U.K., Ltd.                 United Kingdom   100
Z/I Imaging GmbH                                    Germany           60
Z/I Imaging (Hellas) S.A.                           Greece            60
Z/I Imaging Ltd.                                    Ireland           60
Z/I Imaging UK Ltd.                                 United Kingdom    60
Intergraph Greater China, Ltd.                      Hong Kong        100
Intergraph BEST (Vic) Pty. Ltd.                     Australia        100
Intergraph Computer (Shenzhen) Co. Ltd.             China            100
Intergraph Corporation (N.Z.) Limited               New Zealand      100
Intergraph Corporation Pty. Ltd.                    Australia        100
Intergraph Corporation Taiwan                       Taiwan, R.O.C.   100
Intergraph Hong Kong Limited                        Hong Kong        100
Intergraph Industry Solutions K.K.                  Japan            100
Intergraph Japan K.K.                               Japan            100
Intergraph Korea, Ltd.                              Korea            100
Intergraph Process and Building Solutions Pte Ltd.  Singapore        100
Intergraph Public Safety (New Zealand)
  Limited                                           New Zealand      100
Intergraph Public Safety Pty. Ltd.                  Australia        100
Intergraph Computer Services Industry
  & Trade, A.S.                                     Turkey           100
Intergraph Canada, Ltd.                             Canada           100
Intergraph Public Safety Canada Ltd.                Canada           100
Intergraph de Mexico, S.A. de C.V.                  Mexico           100
Intergraph Israel Software Development
  Center, Ltd.                                      Israel           100
Intergraph Servicios de Venezuela C.A.              Venezuela        100
Intergraph Saudi Arabia Ltd.                        Saudi Arabia      75